Exhibit 4.9

                             CERTIFICATE OF TRUST
                                      OF
                                KEYSPAN TRUST III


          This Certificate of Trust is being duly executed as of May 3, 2001 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

          1.  Name.     The name of the business trust formed hereby is
"KeySpan Trust III" (the "Trust").


          2.  Delaware Trustee.   The name and business address of the Delaware
resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

              Chase Manhattan Bank USA, National Association
              1201 Market Street
              Wilmington, Delaware 19801
              Attention: Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.


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                                     2


          IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                THE CHASE MANHATTAN BANK,
                                 as Property Trustee


                                BY: /s/ Francine Springer
                                   ------------------------------------------
                                Name:  Francine Springer
                                Title: Vice President



                                CHASE MANHATTAN BANK USA,
                                NATIONAL ASSOCIATION,
                                as Delaware Trustee



                                BY: /s/ Denis Kelly
                                   ------------------------------------------
                                Name:  Denis Kelly
                                Title: Assistant Vice President



                                /s/ Ronald S. Jendras
                                ------------------------------------------
                                RONALD S. JENDRAS, as Regular Trustee



                                /s/ Richard A. Rapp
                                ------------------------------------------
                                RICHARD A. RAPP, as Regular Trustee



                                /s/ Michael J. Taunton
                                ------------------------------------------
                                MICHAEL J. TAUNTON, as Regular Trustee